UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 20, 2023
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2023, David Stack informed the Board of Directors (the “Board”) of Pacira BioSciences, Inc. (the “Company”) that he intends to retire as Chief Executive Officer of the Company and as a member of the Board effective immediately following the appointment of his successor as Chief Executive Officer in order to ensure a smooth transition of leadership. The Board has engaged an executive search firm to assist in a comprehensive search for the Company’s next chief executive officer.

In connection with his retirement and the services Mr. Stack will provide during the transition period, the Company (though its operating subsidiary) and Mr. Stack entered into a Transition and Retirement Agreement, dated September 20, 2023 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, subject to execution and non-revocation of a customary release of claims against the Company, Mr. Stack will be entitled to: (i) continued payment of his base salary either as an executive officer or non-executive officer through September 1, 2024 (the “Retirement Date”); (ii) eligibility for cash bonus payments under the Company’s short- and long-term incentive programs for 2023 and a pro-rata amount for 2024, subject to certain conditions; (iii) continued vesting of outstanding equity awards during Mr. Stack’s continued service to the Company (including during the Consulting Period (as defined below)); (iv) the ability to exercise vested stock options for the lesser of (a) the stated term of the stock options and (b) twenty-four months following his cessation of service to the Company under the Consulting Agreement (as defined below); (v) continued health benefits for twelve months following the Retirement Date; and (vi) certain other benefits, including change of control benefits, expense reimbursement and payment of accrued vacation. The Retirement Agreement also contains customary provisions relating to indemnification, continued cooperation with the Company, and certain non-disparagement covenants.

The Company and Mr. Stack also agreed to enter into a Consulting Agreement to be effective September 1, 2024 (the “Consulting Agreement”), pursuant to which Mr. Stack will provide transition services to the Company from September 1, 2024 until August 31, 2025 (the “Consulting Period”). Pursuant to the Consulting Agreement, Mr. Stack will receive $20,000 per month for up to 15 hours of transition services each month during the Consulting Period.

The foregoing summary of the Retirement Agreement does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Retirement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 26, 2023, the Company issued a press release regarding to Mr. Stack’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Transition and Retirement Agreement, dated September 20, 2023, between Pacira BioSciences, Inc. and David Stack.
99.1	Press Release dated September 26, 2023
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	September 26, 2023	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary